Exhibit 3.115

Washington Profit Corporation
See attached detailed instructions

☐ Filing Fee $180.00

☐ Filing Fee with Expedited Service $230.00	UBI Number:

ARTICLES OF INCORPORATION

Chapter 23B.02 RCW

ARTICLE 1 NAME OF CORPORATION: (Must contain one of the following corporate designations: Corporation, Incorporated, Limited or Company, or an abbreviation Corp., Inc., Ltd., or Co.)

ARTICLE 2 NUMBER OF AUTHORIZED SHARES: . (Minimum of one (1) share must be listed)

ARTICLE 3 CLASS OF SHARES: (If no selection is made, class defaults to common stock) ☐ Common Stock ☐ Preferred Stock (If preferred is checked, an attached description is required)

ARTICLE 4

EFFECTIVE DATE OF INCORPORATION: (Please check one of the following)

☐       Upon filing by the Secretary of State

☐       Specific Date:                      (Specified effective date must be within 90 days AFTER the Articles of Incorporation have  been filed by the Office of the Secretary of State)

ARTICLE 5 TENURE: (Please check one of the following and indicate the date if applicable) ☐ Perpetual existence ☐ Specific term of existence (Number of years or date of termination)

Profit Corporation - Incorporation	Washington Secretary of State

ARTICLE 6 NAME AND ADDRESS OF THE WASHINGTON STATE REGISTERED AGENT:
Name:
Physical Location Address (required):

City	WA Zip Code
Mailing or Postal Address (optional):

City	WA Zip Code

CONSENT TO SERVE AS REGISTERED AGENT:

I consent to serve as Registered Agent in the State of Washington for the above named corporation. I understand it will be my responsibility to accept Service of Process on behalf of the corporation; to forward mail to the corporation; and to immediately notify the Office of the Secretary of State if I resign or change the Registered Office Address.

C T Corporation System

X	by:

Signature of Registered Agent	Printed Name	Date

ARTICLE 7
NAME AND ADDRESS OF EACH INCORPORATOR: (If necessary, attach additional names and addresses)
Name:
Address:
City	State	Zip Code
Name:
Address:
City	State	Zip Code
This document is hereby executed under penalties of perjury, and is, to the best of my knowledge, true and correct.

X
	Signature of Incorporator	Printed Name/Title	Date Phone Number

Profit Corporation - Incorporation	Washington Secretary of State